EXHIBIT 23.2

              CONSENT OF SINGER, LEWAK, GREENBAUM & GOLDSTEIN, LLP

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The undersigned independent certified public accounting firm hereby consents to the inclusion of its report on the financial statements of Environmental Products & Technologies Corporation for the year September 30, 1999, and to the reference to it as experts in accounting and auditing relating to said financial statements, in the Registration Statement on Form S-8 for Environmental Products & Technologies Corporation dated May 10, 2000.

/s/ Singer, Lewak, Greenbaum & Goldstein, LLC
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    Singer, Lewak, Greenbaum & Goldstein, LLC

Beverly Hills, California

May 10, 2000